Exhibit 21

ARRIS International plc & Subsidiaries

(as of February 29, 2016)

ARRIS International plc, (UK), stock is publicly traded
ARRIS Financing II S.á r.L (Luxembourg)
ARRIS Ireland Financing Unlimited Company
ARRIS US. Holdings, Inc. (Delaware)
ARRIS Group Inc., (Delaware)
ARRIS Technology, Inc. (Delaware)
ARRIS Enterprises LLC (Delaware)
ARRIS Solutions, Inc. (Delaware)
ARRIS Group de Mexico S.A. de C.V. (Mexico)
ARRIS Group Europe Holding B.V. (Netherlands)
ARRIS Group B.V. (Netherlands)
France Branch
U.K. Branch
ARRIS International Iberia S.L. (Spain)
Portugal Branch
C-COR Argentina S.R.L. (Argentina)
BigBand Networks, Inc. (Delaware)
ARRIS Broadband Solutions, Ltd. (Israel)
C-COR Solutions Pvt. Ltd. (India) — dormant
Worldbridge Broadband Services S. de R.L. e C.V. (Mexico) — dormant
ANTEC International Corporation (Barbados) — dormant
ARRIS Global Services, Inc., (Delaware)
ARRIS Telecomunicações do Brasil Ltda (Brasil)
ARRIS Group Japan K.K. (Japan)
ARRIS Communications Ireland Limited (Ireland)
ARRIS Technology (Shenzhen) Co., Ltd. (China)
Beijing Branch
Power Guard, Inc., (Illinois) — dormant
Jerrold DC Radio, Inc.
ARRIS Group Australia Pty. Ltd. (Australia)
ARRIS de Argentina S.A. (Argentina)
ARRIS France S.A.S. (France)
ARRIS Hong Kong Limited (Hong Kong)
ARRIS Telecomunicaciones Chile Ltda. (Chile)
ARRIS de Colombia S.A.S. (Colombia)
General Instrument Japan K.K. (Japan)
ARRIS Group Korea, Inc. (Korea)
ARRIS de Mexico S.A. de C.V. (Mexico)
ARRIS de Peru SRL (Peru)
ARRIS Poland Sp. z o.o. (Poland)
ARRIS Singapore Pte. Ltd. (Singapore)
ARRIS Solutions Spain S.L. (Spain)
Malaysian branch of ARRIS Technology, Inc.
ARRIS Solutions Malaysia SDN BHD (Malaysia)
Terayon Cayman Ltd.
ARRIS India Private Limited (India)
ARRIS Holdings S.à r.L (Luxembourg)
ARRIS Financing S.à r.L (Luxembourg)
U.S. Branch
ARRIS Scotland L.P. (U.K.)

ARRIS Solutions U.K., Ltd. (U.K.)
U.A.E. Branch, Dubai
ARRIS Sweden A.B. (Sweden)
ARRIS Hangzhou Holding Ltd. (Hong Kong)
ARRIS Technology (Hangzhou) Ltd. (China)
Beijing Branch
Shanghai Branch
ARRIS Taiwan, Ltd. (Taiwan)
ARRIS Canada, Inc. (Canada)
ARRIS Solutions Germany GmbH (Germany)
GIC International Capital LLC (Delaware)
GIC International Holdco LLC (Delaware)
ARRIS New Zealand Ltd. (New Zealand)
ARRIS Belgium BVBA (Belgium)
ARRIS del Ecuador S.A. (Ecuador)
ARRIS de Guatemala S.A. (Guatemala)
General Instrument Czech Republic S.R.O. (Czech Republic)
ARRIS Solutions Portugal Unipessoal Ltd. (Portugal)
General Instrument Switzerland GmbH (Switzerland)
ARRIS Telekomunikasyon Cihazlari Limited Sirketi (Turkey)
Motorola Mobility Vietnam LLC (Vietnam)
ARRIS Group Russia LLC (Russia)
Pace Ltd. (UK)
Pace Australia Pty. Ltd. (Australia)
Pace Micro Technology (India) Private Limited (India)
Pace Asia Pacific Ltd. (Hong Kong)
Pace China Operations (China)
Latens Systems Ltd. (UK — N. Ireland)
Latens Services Ltd. (UK — N. Ireland)
Latens Systems Israel Ltd. (Israel)
Latens Systems LLC (Georgia)
Latens Systems (India) Private Limited (India)
Pace Software and Services Ltd. (UK)
Pace Micro Technology GmbH (Germany)
Pace Netherlands B.V. (Netherlands)
Pace Micro Technology Ltd. (UK)
Pace France S.A.S.
Pace Asia Home Networks Sdn. Bhd. (Malaysia)
Pace Iberia S.L.U. (Spain)
Pace International Finance Ltd. (UK)
Pace Brasil — Industria Electronica e Comercio Ltda. (Brazil)
Pace Advanced Consumer Electronics Ltd. (UK)
Pace East Trading Ltd. (UK)
Pace International ME FZE (U.A.E.)
Pace International Luxembourg S.à r.L (Luxembourg)
US Branch
Pace Distribution (Overseas) Ltd. (UK)
Pace Europe S.A.S. (France)
Pace Americas Ltd. (UK)
Pace Overseas Distribution Ltd. (UK)
Pace Overseas South Africa (Pty) Ltd. (S. Africa)
Pace Americas Holdings, Inc. (Delaware)
Pace Americas Investments LLC (Delaware)
2Wire, Inc. (Delaware)
2Wire (B.C.) Limited (Canada)
Kenati Technologies, Inc. (Delaware)
2Wire Develeopment Center Private Limited (India)

2Wire International Ltd. (UK)
2Wire Asia Pacific Limited (Hong Kong)
2Wire Singapore Pte. Ltd. (Singapore)
Taiwan Rep Office
Pace Americas LLC (Delaware)
Pace USA LLC (Delaware)
STB Anchor Mexicana S.A. de C.V. (Mexico)
Aurora Networks, Inc. (Delaware)
Aurora Networks Holdings Cayman (Cayman)
Aurora Networks Canada, Inc. (Canada)
Aurora Networks International LLC (Delaware)
UK Branch
China Rep Office